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                                                                   EXHIBIT 10.05

                       SECOND AMENDMENT TO LOAN DOCUMENTS


      THIS SECOND AMENDMENT TO LOAN DOCUMENTS ("Second Amendment") is made and entered into as of December 28, 1998 by and among EDIFY CORPORATION, a Delaware corporation ("Borrower"), and IMPERIAL BANK ("Bank").


                                    RECITALS

      A. Bank agreed to make revolving loans to Borrower in the maximum principal amount of $8,000,000.00 ("Commitment") pursuant to the terms of that certain Credit Terms and Conditions with Addendum dated December 30, 1996, as previously amended, ("Credit Terms Agreement"), entered into between Borrower and Bank. The Commitment is evidenced by that certain Note dated December 30, 1996, as previously amended, ("Note"), made by Borrower and payable to Bank in the original principal amount of the Commitment.

      B. The termination date of the Commitment and the maturity date of the Note was extended to December 28, 1998, pursuant to the terms of the First Amendment dated December 29, 1998 ("First Amendment"), entered into between Borrower and Bank upon the terms and conditions contained therein.

      C. The Commitment terminated on December 28, 1998, and Borrower desires to extend the termination date of the Commitment as provided for in this Second Amendment, and Bank is willing to make such accommodation to Borrower, subject to the terms and conditions set forth herein.

      D. The Credit Terms Agreement, the Note (as amended hereby), the First Amendment, and this Second Amendment, together with all other documents entered into or delivered pursuant to any of the foregoing, in each case as originally executed or as the same may from time to time be modified, amended, supplemented, restated or superseded are hereinafter collectively referred to as the "Loan Documents".


                                   AGREEMENT

      NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, Borrower and Bank hereby agree to amend the Loan Documents as follows:

      1. DEFINITIONS. Unless otherwise defined herein, all terms used in the Credit Terms Agreement have the same meaning when used herein.
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2.   AMENDMENTS TO CREDIT TERMS AGREEMENT.

     a. Section 5 of the Credit Terms Agreement is hereby amended in full to read as follows:

     "5. ACQUISITION OR SALE OF BUSINESS; MERGER OR CONSOLIDATION. Purchase or otherwise acquire the assets or business of any person or other entity, provided Borrower may purchase or acquire the assets or business of any person as long as an event of default does not exist hereunder and as long as such purchase or acquisition does not cause an event of default hereunder; or liquidate, dissolve, merge or consolidate, or commence any proceedings therefor, or sell any assets except in the ordinary and normal course of its business as now conducted; or sell, lease, assign, or transfer any substantial part of its business or fixed assets, or any property or other assets necessary for the continuance of its business as now conducted, including without limitation the selling of any property or other asset accompanied by the leasing back of the same."

     b. The Termination Date contained in the COMMITMENT Section of the Addendum to the Credit Terms and Conditions is hereby extended from December 28, 1998 to "December 27, 1999".

     c. The Addendum to the Credit Terms Agreement is amended by adding the following as subsection 4) to the Section entitled REPORTING:

     "4) At the following times: (i) while any advances, letters of credit or foreign exchange contracts are outstanding hereunder, within 45 days after the end of each quarter and fiscal year of Borrower, and (ii) not later than 20 days prior to any advance request by Borrower, including letters of credit, Borrower shall provide Bank, in form and substance satisfactory to Bank, a certificate of an authorized officer of Borrower, stating that Borrower has performed and observed each and every covenant contained in this Agreement to be performed by it and that no event has occurred and no condition then exists which constitutes an event of default hereunder or would constitute such an event of default upon the lapse of time or upon the giving of notice and the lapse of time specified herein; or, if any such event has occurred or any such condition exists, specifying the nature thereof."

     d. The Addendum to the Credit Terms Agreement is further amended by replacing the existing subsection 3) to the Section entitled OTHER CONDITIONS with the following:

     "3) At Bank's option, but no less than once per year, Bank may require an audit by Bank's representatives at Borrower's expense, with results satisfactory to Bank."

     e. The Addendum to the Credit Terms Agreement is hereby further amended to add the following sections:


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          "YEAR 2000 COMPLIANCE"

          Borrower affirmatively covenants that it will perform all acts reasonably necessary to ensure that (a) Borrower and any business in which Borrower holds a substantial interest, and (b) all customers, suppliers and vendors that are material to Borrower's business, become Year 2000 Compliant in a timely manner. Such acts shall include, without limitation, performing a comprehensive review and assessment of all Borrower's systems and adopting a detailed plan, with itemized budget, for the remediation, monitoring and testing of such systems. As used in this paragraph, "Year 2000 Compliant" shall mean, in regard to any entity, that all software, hardware, firmware, equipment, goods or systems utilized by or material to the business operations or financial condition of such entity, will properly perform date sensitive functions before, during and after the year 2000. Borrower shall, immediately upon request, provide to Bank such certifications or other evidence of Borrower's compliance with the terms of this paragraph as Bank may from time to time require.

          REPRESENTATION REGARDING YEAR 2000 COMPLIANCE

          Borrower and its subsidiaries, as applicable, represent and warrant that they have reviewed the areas within their operations and business which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the Year 2000 Problem and have made related appropriate inquiry of material suppliers and vendors, and based on such review and program, the Year 2000 Problem will not have a material adverse effect upon their financial condition, operations or business as now conducted. "Year 2000 Problem" means the possibility that any computer applications or equipment used by Borrower may be unable to recognize and properly perform date sensitive functions involving certain dates prior to and any dates on or after December 31, 1999."

     3. AMENDMENT TO NOTE. The stated maturity date of the Note is hereby extended from December 28, 1998 to December 27, 1999.

     4. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants that its representations and warranties in the Loan Documents continue to be true and complete in all material respects as of the date hereof after giving effect to this Second Amendment (except to the extent such specifically relate to another date or as specifically described on EXHIBIT A attached hereto and incorporated herein by this reference) and that the execution, delivery and performance of this Second Amendment are duly authorized, do not require the consent or approval of any governmental body or regulatory authority and are not in contravention of or in conflict with any law or regulation or any term or provision of any other agreement entered into by Borrower.

     5. CONDITIONS PRECEDENT. The legal effectiveness of this Second Amendment is subject to the satisfaction of all of the following conditions precedent:


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                a.      PAYMENT OF ACCRUED INTEREST. Bank shall have received
all unpaid interest accrued under the Note from December 1, 1997 through and including December 28, 1998 at the rate of interest and computed in accordance with the terms of the Note.

                b. EXECUTED AMENDMENT. Bank shall have received this Second Amendment duly executed and delivered by Borrower.

                c. RESOLUTIONS AND OTHER CORPORATE DOCUMENTS OF BORROWER. Bank shall have received resolutions of the Board of Directors of Borrower authorizing Borrower to enter into this Second Amendment and such other corporate documents as Bank shall reasonably request.

                d. FINANCIAL CONDITION. There shall have occurred no material adverse change in the financial condition or prospects of Borrower as shown on the most recent financial statements submitted to Bank or disclosed to Bank, respectively, and relied upon by Bank in entering into this Second Amendment.

                e. NO DEFAULT. There shall have occurred no Event of Default that remains uncured and is continuing under any of the Loan Documents.

                f. PAYMENT OF FEES. Bank shall have received reimbursement from Borrower of its costs and expenses incurred (including, without limitation, its attorneys' fees and expenses) in connection with this Second Amendment and the transactions contemplated hereby.

                g. OTHER DOCUMENTS. Bank shall have received such other documents, information and items from Borrower as it shall reasonably request to effectuate the transactions contemplated hereby.

        6.      RELEASE AND WAIVER.

                a. Borrower hereby acknowledges and agrees that: (1) it has no claim or cause of action against Bank or any parent, subsidiary or affiliate of Bank, or any of Bank's officers, directors, employees, attorneys or other representatives or agents (all of which parties other than Bank being, collectively, "Bank's Agents") in connection with the Loan Documents, the loans thereunder or the transactions contemplated therein and herein; (2) it has no offset or defense against any of its respective obligations, indebtedness or contracts in favor of Bank; and (3) it recognizes that Bank has heretofore properly performed and satisfied in a timely manner all of its obligations to and contracts with Borrower.

                b. Although Bank regards its conduct as proper and does not believe Borrower to have any claim, cause of action, offset or defense against Bank or any of Bank's Agents in connection with the Loan Documents, the loans thereunder or the transactions contemplated therein, Bank wishes and Borrower agrees to eliminate any possibility that any past conditions, acts, omissions, events, circumstances or matters could impair or otherwise affect any rights, interests, contracts or remedies of Bank. Therefore, Borrower unconditionally releases and waives (1) any and all liabilities, indebtedness and obligations, whether known or unknown, of any kind to Bank or of any of Bank's Agents to Borrower, except the obligations remaining to be performed by Bank as expressly stated in the Credit Terms Agreement, the First Amendment,

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this Second Amendment, and the other Loan Documents executed by Bank; (2) any legal, equitable or other obligations or duties, whether known or unknown, of Bank or of any of Bank's Agents to Borrower (and any rights of Borrower against Bank) besides those expressly stated in the Credit Terms Agreement, the First Amendment, this Second Amendment, and the other Loan Documents; (3) any and all claims under any oral or implied agreement, obligation or understanding with Bank or any of Bank's Agents, whether known or unknown, which is different from or in addition to the express terms of the Credit Terms Agreement, the First Amendment, this Second Amendment, or any of the other Loan Documents; and (4) all other claims, causes of action or defenses of any kind whatsoever (if any), whether known or unknown, which Borrower might otherwise have against Bank or any of Bank's Agents, on account of any condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, circumstance or matter of any kind whatsoever which existed, arose or occurred at any time prior to the execution and delivery of this Second Amendment or which could arise concurrently with the effectiveness of this Second Amendment.

          c.   Borrower agrees that it understands the meaning and effect of
Section 1542 of the California Civil Code, which provides:

          Section 1542. Certain Claims Not Affected by General Release. A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

BORROWER AGREES TO ASSUME THE RISK OF ANY AND ALL UNKNOWN, UNANTICIPATED OR MISUNDERSTOOD DEFENSES, CLAIMS, CAUSES OF ACTION, CONTRACTS, LIABILITIES, INDEBTEDNESS AND OBLIGATIONS WHICH ARE RELEASED BY THIS SECOND AMENDMENT IN FAVOR OF BANK AND BANK'S AGENTS, AND BORROWER HEREBY WAIVES AND RELEASES ALL RIGHTS AND BENEFITS WHICH IT MIGHT OTHERWISE HAVE UNDER THE AFOREMENTIONED
SECTION 1542 OF THE CALIFORNIA CIVIL CODE WITH REGARD TO THE RELEASE OF SUCH UNKNOWN, UNANTICIPATED OR MISUNDERSTOOD DEFENSES, CLAIMS, CAUSES OF ACTION, CONTRACTS, LIABILITIES, INDEBTEDNESS AND OBLIGATIONS. TO THE EXTENT (IF ANY) WHICH ANY SUCH LAWS MAY BE APPLICABLE, BORROWER WAIVES AND RELEASES (TO THE MAXIMUM EXTENT PERMITTED BY LAW) ANY RIGHT OR DEFENSE WHICH IT MIGHT OTHERWISE HAVE UNDER ANY OTHER LAW OF ANY APPLICABLE JURISDICTION WHICH MIGHT LIMIT OR RESTRICT THE EFFECTIVENESS OR SCOPE OF ANY OF ITS WAIVERS OR RELEASES UNDER THIS SECOND AMENDMENT.

     7. FULL FORCE AND EFFECT; ENTIRE AGREEMENT. Except to the extent expressly provided in this Second Amendment, the terms and conditions of the Credit Terms Agreement, the First Amendment and the other Loan Documents shall remain in full force and effect. This Second Amendment and the other Loan Documents constitute and contain the entire agreement of the parties hereto and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral, respecting the subject matter hereof. The parties hereto further agree that the Loan Documents comprise the


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entire agreement of the parties thereto and supersede any and all prior agreements, negotiations, correspondence, understandings and other communications between the parties thereto, whether written or oral respecting the extension of credit by Bank to Borrower and/or its affiliates.

      8. COUNTERPARTS; EFFECTIVENESS. This Second Amendment may be executed in any number of counterparts, each of which when so delivered shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument. Each such agreement shall become effective upon the execution of a counterpart hereof or thereof by each of the parties hereto and telephonic notification that such executed counterparts has been received by Borrower and Bank.

IN WITNESS WHEREOF, each of the parties hereto has caused this Second Amendment to be executed and delivered by its duly authorized officer as of the date first written above.



BANK                                      BORROWER

IMPERIAL BANK                             EDIFY CORPORATION,
                                          a Delaware corporation



By:     /s/ ERIN L. HANEY                 By:     /s/ STEPHANIE VINELLA
   -------------------------------           -------------------------------
   Erin L. Haney                             Stephanie Vinella
   Assistant Vice President                  Chief Financial Officer


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                                   EXHIBIT A


            Schedule of Exceptions to Representations and Warranties


                           (List or indicate "NONE")


                                      NONE















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